EXHIBIT 32

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

We, Kai-Shing Tao, the registrant's principal executive officer, and Alison Davidson, the registrant's principal financial officer and principal accounting officer, certify that, to our knowledge:

1.
the accompanying Annual Report on Form 10-K for the period ended December 31, 2018 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

2.
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Remark Holdings, Inc. at the dates and for the periods indicated.

Date: April 1, 2019

/s/ Kai-Shing Tao
Kai-Shing Tao
Chief Executive Officer and Chairman

/s/ Alison Davidson
Alison Davidson
Interim Chief Financial Officer